UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 3, 2017
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut  06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.  OTHER EVENTS

On March 16, 2017, Pitney Bowes Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-216744) (the “Registration Statement”) with the Securities and Exchange Commission for the registration of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares, warrants and units of the Company.  The Registration Statement and the prospectus contained within are collectively referred to as the “Prospectus”.

On May 4, 2017, the Company filed a final prospectus supplement, dated May 3, 2017, to the Prospectus, relating to the issuance of its 3.875% Notes due 2022 (the “Notes”) in an aggregate principal amount of $400,000,000.  The net proceeds from the sale of the Notes will be used, together with cash on hand, to repay the Company’s $150 million term loan due June 2017 and the $385 million aggregate principal amount of the Company’s 5.75% notes due September 2017.

The Company agreed to sell the Notes pursuant to the Underwriting Agreement, dated as of May 3, 2017 (the “Underwriting Agreement”), and the Pricing Agreement, dated as of May 3, 2017 (the “Pricing Agreement”), by and among the Company and Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as the representatives for the several underwriters.  Copies of the Underwriting Agreement and the Pricing Agreement are filed as Exhibit 1.1.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the Pricing Agreement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  The underwriters and their affiliates have provided, and in the future may continue to provide, investment banking, financial advisory and other financial services to us in the ordinary course of business for which they have received and will receive customary compensation.  Affiliates of certain of the underwriters are lenders under the Company’s committed credit facility of $1.0 billion.

An affiliate of MUFG Securities Americas Inc., one of the underwriters participating in the offering, is the lender under the Company’s $150 million term loan being repaid with a portion of the net proceeds from the offering, and will receive a portion of those net proceeds.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement and Pricing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Debbie D. Salce
	Name:	Debbie D. Salce
Date: May 4, 2017	Title:	Vice President and Treasurer